UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 15, 2009

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On September 15, 2009, a wholly owned subsidiary of Xplore Technologies Corp. (the “Company”), entered into the Amended and Restated Loan and Security Agreement dated as of September 11, 2009 (the “A&R Loan Agreement”), by and between Xplore Technologies Corporation of America (the “Borrower”) and Silicon Valley Bank (“SVB”).

Pursuant to the A&R Loan Agreement, subject to SVB’s sole discretion the Borrower may finance certain eligible U.S. and Canadian accounts receivable up to a maximum $4,000,000 (which we refer to as formula loans and may obtain an additional $1 million without regard to its borrowing base (which we refer to as non-formula loans).  Borrowings under the A&R Loan Agreement will bear interest at SVB’s prime rate plus 3.42% per annum with respect to formula loans and SVB’s prime rate with respect to non-formula loans.  The interest rate for formula loans may increase by approximately 0.72% if the Borrower’s monthly quick ratio is less than one half percent. The Borrower will be obligated to repay each loan advance on the earliest of the date on which the financed receivable payment is received or the date on which the financed receivable becomes ineligible or 90 days past due. The A&R Loan Agreement has a maturity date of February 5, 2010, which will be extended to March 31, 2010 if the expiration date of the letter of credit provided by Philip Sassower, the Company’s Chairman and Chief Executive Officer, and Susan Sassower, his wife (the “Supporting Letter of Credit Applicants”), is extended to April 30, 2010 (or later) by no later than December 31, 2009.  The Supporting Letter of Credit Applicants have agreed to provide the Borrower with the extension of the expiration date of the letter of credit.  Notwithstanding that, SVB or the Borrower may terminate the A&R Loan Agreement as any time.  The A&R Loan Agreement also has a commitment fee of $17,500 and is subject to a minimum monthly interest fee of $4,000.  The Company has guaranteed the repayment of any borrowings under the A&R Loan Agreement.  In addition, borrowings are secured by all assets and intellectual property of the Borrower and the Company.

The above description of the A&R Loan Agreement is qualified in its entirety by reference to the terms of the A&R Loan Agreement, attached hereto as Exhibit 10.1.

ITEM 2.03             Creation of a Direct Financial Obligation

Reference is hereby made to the description of the A&R Loan Agreement in Item 1.01 hereof which is incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibit

Exhibit 10.1                                    A&R Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 20, 2009	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                                    A&R Loan Agreement.